EXHIBIT 23.3 - Auditors' Consent Letter



February 14, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.,
Washington  DC  20549


Re: Dura Track Enterprises, Inc. -Form SB-2/A Registration Statement


Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated February 14, 2006, of the following:

Our report to the Stockholders and Board of Directors of Dura Track Enterprises, Inc. dated January 18, 2006 on the financial statements of the Company as at December 31, 2005 and December 31, 2004 and for the period from March 19, 2004 (inception) to December 31, 2004, the year ended December 31, 2005 and the period March 19, 2004 (inception) to December 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


/s/ Dale Matheson Carr-Hilton LaBonte


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia